EXHIBIT 99.1

Altiris Reports Strong Third Quarter 2003 Financial Results

Salt Lake City, Utah—October 27, 2003—Altiris, Inc. (Nasdaq: ATRS), a leader in systems management solutions that reduce the total cost of owning information technology (IT), today announced financial results for the three and nine-month periods ended September 30, 2003.

For the three-month period, the Company reported total revenue of $25.4 million, an increase of 59% over the third quarter of 2002, and 11% over the second quarter of 2003. The Company reported net income of $3.8 million, or $0.15 per diluted share, which compares to a net loss of $359,000, or $0.02 per diluted share, reported in the third quarter of 2002, and net income of $3.3 million, or $0.15 per diluted share, reported in the second quarter of 2003.

On a pro forma basis, the Company reported net income of $3.5 million, or $0.14 per diluted share, for the third quarter of 2003, excluding non-cash charges of $169,000 related to amortization of acquired intellectual property and $321,000 in stock-based compensation, offset by applying a normalized estimated effective tax rate of 38%. This compares to pro forma net income of $552,000, or $0.03 per diluted share, reported in the third quarter of 2002, and pro forma net income of $2.6 million, or $0.11 per diluted share, reported in the second quarter of 2003.

License revenue increased 59% over the third quarter of 2002 and 10% over the second quarter of 2003, to $16.6 million. Service revenue increased 59% over the third quarter of 2002 and 13% over the second quarter of 2003, to $8.8 million. The Company generated $10.9 million in cash and closed the quarter with $151.6 million in cash and marketable securities.

“We are pleased to announce another quarter of strong results in all aspects of our business,” commented Greg Butterfield, president and chief executive officer of Altiris. “In the third quarter, we experienced solid sales activity across all channels and geographies, closing 42 transactions over $100,000. Through our OEM channel, we were effective at winning a number of significant, competitive deals involving many of our client, server and asset management solutions. In addition, our customers’ heightened need for patch management drove additional interest in Altiris’ client and server management offerings that uniquely combine patch management and recovery and roll-back capabilities, and are a natural fit with our full range of IT lifecycle management solutions.

“Looking ahead, we expect to continue to redefine lifecycle management as we extend our leadership in client management to the server and asset management businesses and broaden our product and service offerings in order to meet the evolving needs of our customers. We are confident in our market position and believe that the breadth and depth in our range of solutions positions us for continued growth and leadership in the systems management market,” concluded Butterfield.

For the nine-month period ended September 30, 2003, the Company reported revenue of $69.0 million, an increase of 54% over $44.7 million reported for the same period of 2002. In addition, the Company reported net income for common shares, based on generally accepted accounting principals in the United States of America (GAAP), of $9.6 million, or $0.42 per diluted share, as compared to a GAAP net loss for common shares of $15.5 million, or $1.10 per diluted share, for the same period of 2002. On a pro forma basis, the Company reported net income of $8.0 million, or $0.35 per diluted share, as compared to net income of $1.6 million, or $0.08 per diluted share, reported for the same period of last year. Pro forma net income in 2003 excludes $1.5 million in non-cash charges related to the amortization of acquired intellectual property and stock-based compensation. For 2002, pro forma net income excludes $3.6 million in non-cash charges related to the amortization of acquired intellectual property and stock-based compensation and $13.8 million in deemed dividends attributable to preferred stockholders.

Earnings Call Information

Altiris, Inc. will broadcast a conference call discussing the company’s third quarter results on Monday, October 27, 2003 starting at 5:00 p.m. Eastern Time. A live webcast of the call will be available on the Investor Relations section of the company’s web site at http://www.altiris.com/company/investor/. For those unable to listen to the live webcast, a replay of the call will also be available on the Altiris website, or by dialing 800-405-2236 and entering passcode 556060.

Pro Forma Financial Measures

In this earnings release and during our earnings conference call and webcast to be broadcast on October 27, 2003 as described above, we use or plan to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between pro forma and GAAP measures can be found in the accompanying tables and on the Investor Relations section of our website at http://www.altiris.com/company/investor/. We believe that, while these pro forma measures are not a substitute for GAAP results, they provide the best basis for evaluating the Company’s cash performance for ongoing operating activities. These pro forma measures have been reconciled to the nearest GAAP measure as is required under SEC rules regarding the use of non-GAAP financial measures. We compute pro forma net income by adjusting GAAP net income for amortization of acquisition-related intellectual property, intellectual property, amortization of other acquired intangible assets such as customer lists and work force, stock-based compensation and deemed dividends attributable to preferred stockholders.

About Altiris

Altiris, Inc. is a leading provider of software products and services that enable organizations to manage IT assets throughout their lifecycles. Our comprehensive client management, server provisioning and asset management suites are designed to address the challenges that IT professionals face in deploying, migrating, backing up and restoring software settings on multiple hardware devices; provisioning and managing servers; tracking performance and diagnostic metrics for hardware and software; taking inventory of existing IT assets; and facilitating problem resolution for hardware or software failures. We believe that the comprehensive functionality of our products, combined with their ease of use, allows an organization to lower its total cost of ownership. For more information, visit www.altiris.com.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding our advancing our leadership in IT lifecycle management, our long-term market position, and our market opportunity and performance expectations. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, our limited operating history, fluctuations in our future quarterly operating results, any deterioration of our relationships with HP, Dell, Microsoft and other OEMs, VARs, systems integrators, and direct sales channels, our inability to compete effectively in the market, a general downturn in economic conditions, adverse changes in IT spending trends, our failure to expand our distribution channels and customer base, the length and complexity of our product sales cycle, increased competition, difficulties and delays in product development, reduced market acceptance of our products and services, our failure to continue to meet the sophisticated and changing needs of our customers, risks inherent in doing business internationally, and such other risks as identified in our quarterly report on Form 10-Q for the period ended June 30, 2003, as filed with the Securities and Exchange Commission and all subsequent filings, including registration statements, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

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(Table to follow)

Altiris is a registered trademark of Altiris, Inc. in the U.S. and in other countries.

Altiris contact:	Investor contacts:
Susan Richards Altiris Inc. 801-805-2783 srichards@altiris.com	Erica Abrams, Annie Palmore the blueshirt group for Altiris 415-217-7722 erica@blueshirtgroup.com annie@blueshirtgroup.com

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000’s, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
Revenue:
Software	$16,598	$10,452	$44,459	$26,186
Services	8,756	5,522	24,554	18,554

Total revenue	25,354	15,974	69,013	44,740

Cost of revenue:
Software	445	263	794	739
Amortization of acquired IP	169	245	466	1,644
Services	2,597	1,151	7,441	5,571

Total cost of revenue	3,211	1,659	8,701	7,954

Gross profit	22,143	14,315	60,312	36,786

Operating expenses:
Sales and marketing	9,677	7,651	27,004	19,920
Research and development	6,176	4,353	17,446	11,610
General and administrative	1,759	1,833	5,593	5,033
Amortization of intangible assets	—	—	41	25
Stock-based compensation	321	665	985	1,965

Total operating expenses	17,933	14,502	51,069	38,553

Income (loss) from operations	4,210	(187)	9,243	(1,767)

Other income (expense), net	958	167	2,171	641

Income (loss) before income taxes	5,168	(20)	11,414	(1,126)

Provision for income taxes	(1,320)	(339)	(1,784)	(582)

Net income (loss)	$3,848	$(359)	$9,630	$(1,708)

Dividends related to preferred shares	—	—	—	(13,781)

Net income (loss) for common shares	$3,848	$(359)	$9,630	$(15,489)

Basic net income (loss) per share	$0.16	$(0.02)	$0.44	$(1.10)

Diluted net income (loss) per share	$0.15	$(0.02)	$0.42	$(1.10)

Basic shares	23,556	19,685	21,788	14,042

Diluted shares	24,976	19,685	23,063	14,042

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000’s, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
PRO FORMA ADJUSTMENTS

GAAP income (loss) before income taxes	$5,168	$(20)	$11,414	$(1,126)

Add back:
Amortization of acquired IP	169	245	466	1,644
Amortization of intangible assets	—	—	41	25
Stock-based compensation	321	665	985	1,965

Pro forma income before income taxes	5,658	890	12,906	2,508

Pro forma provision for income taxes (38%)	(2,150)	(338)	(4,904)	(953)

Pro forma net income	$3,508	$552	$8,002	$1,555

Pro forma net income per share:
Basic	$0.15	$0.03	$0.37	$0.11

Diluted	$0.14	$0.03	$0.35	$0.08

Shares used to compute pro forma net income per share:
Basic	23,556	19,685	21,788	14,042

Diluted	24,976	21,276	23,063	18,689

Altiris, Inc.

Consolidated Balance Sheets

(in 000’s)

	September 30, 2003	December 31, 2002
ASSETS	(Unaudited)
Current assets:
Cash and marketable securities	$151,562	$72,931
Accounts receivable, net	19,617	11,856
Prepaid expenses and other current assets	2,035	1,069

Total current assets	173,214	85,856

Property and equipment, net	3,310	3,035
Intangible assets, net	338	849
Other assets	96	93

Total Assets	$176,958	$89,833

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	972	871
Current portion of note payable	—	144
Accounts payable	1,764	1,311
Accrued salaries and benefits	3,453	3,232
Other accrued expenses	2,154	3,599
Deferred revenue	16,612	11,346

Total current liabilities	24,955	20,503

Capital lease obligations, net of current portion	678	780
Deferred revenue, non-current	4,073	2,632

Total liabilities	29,706	23,915

Stockholders’ equity:
Common stock	3	2
Additional paid in capital	162,230	91,659
Deferred compensation	(1,238)	(2,311)
Accumulated other comprehensive income	142	83
Accumulated deficit	(13,893)	(23,515)

Total stockholders’ equity	147,252	65,918

Total liabilities and stockholders’ equity	$176,958	$89,833